                  As Filed with the Securities and Exchange Commission on June 18, 1999

                                                                                        Registration No. 333-______________________

====================================================================================================================================

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549


                                                     FORM S-8

                                             REGISTRATION STATEMENT
                                                     UNDER
                                           THE SECURITIES ACT OF 1933

                                              SONIC AUTOMOTIVE, INC.
                              (Exact Name of Registrant as Specified in its Charter)

                             DELAWARE                                                           56-2010790
                   (State or Other Jurisdiction                                              (I.R.S. Employer
                Of Incorporation or Organization)                                          Identification No.)

                 5401 EAST INDEPENDENCE BOULEVARD                                                 28212
                          P.O. BOX 18747                                                        (Zip Code)
                    CHARLOTTE, NORTH CAROLINA
             (Address of Principal Executive Offices)

                                   SONIC AUTOMOTIVE, INC. 1997 STOCK OPTION PLAN
                                      AMENDED AND RESTATED AS OF JUNE 8, 1999
                                               (Full Title of Plan)

                                                MR. O. BRUTON SMITH
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                              SONIC AUTOMOTIVE, INC.
                                          5401 E. INDEPENDENCE BOULEVARD
                                                  P.O. BOX 18747
                                          CHARLOTTE, NORTH CAROLINA 28212
                                                  (704) 532-3320
                  (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                                    COPIES TO:

                                                PETER J. SHEA, ESQ.
                                       PARKER, POE, ADAMS & BERNSTEIN L.L.P.
                               2500 CHARLOTTE PLAZA, CHARLOTTE, NORTH CAROLINA 28244
                                             TELEPHONE (704) 372-9000


                                          CALCULATION OF REGISTRATION FEE

         Title of                     Amount                 Proposed Maximum           Proposed Maximum                 Amount
        Securities                    to be                   Offering Price                Aggregate                      Of
           to be                    Registered                 Per Share(1)              Offering Price             Registration Fee
        Registered
Class A Common Stock,               2,250,000                   $12.90625                  $29,039,063                   $8,073
par value $0.01 per
share


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Class A Common Stock reported on the New York Stock Exchange on June 16, 1999 which prices were $13.1875 and $12.625, respectively.

         THIS REGISTRATION STATEMENT RELATES TO THE REGISTRATION OF ADDITIONAL SECURITIES RELATING TO AN EMPLOYEE BENEFIT PLAN FOR WHICH A REGISTRATION STATEMENT FILED ON FORM S-8 (FILE NO. 333-65447) WAS FILED BY SONIC AUTOMOTIVE, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1998. THE CONTENTS OF THE OCTOBER 8, 1998 REGISTRATION STATEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE.


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS


         The documents containing the information in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by the Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Sonic Automotive, Inc. ("Sonic", and sometimes referred to herein as the "Registrant") incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (i) Sonic's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (File No. 1-13395);

         (ii) Sonic's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1999;

         (iii)    Sonic's Definitive Proxy Materials dated May 19, 1999;

         (iv) The unaudited pro forma consolidated financial data of Sonic Automotive, Inc., the combined financial statements of Williams Automotive Group, the financial statements of Economy Cars, Inc., the financial statements of Global Imports, Inc., the combined financial statements of Newsome Automotive Group, the combined financial statements of Lloyd Automotive Group and the financial statements of Lute Riley Motors, Inc., included in Sonic's Registration Statement on Form S-3 (Registration No. 333-71803);

         (v) The combined financial statements of Hatfield Automotive Group, the financial statements of Casa Ford of Houston, Inc. and the combined financial statements of Higginbotham Automotive Group, included in Sonic's Registration Statement on Form S-4 (Registration Nos. 333-64397 and 333- 64397-001
                  through 333-64397-044); and

         (vi) The description of Sonic's Class A common stock contained in Sonic's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by Sonic pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior tothe filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 6.  Indemnification of Officers and Directors

         Sonic's Bylaws effectively provide that Sonic shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, Sonic's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

         Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.


Item 8.  Exhibits


Exhibit          Description
Number

4.1 Sonic Automotive, Inc. 1997 Stock Option Plan Amended and Restated as of June 8, 1999 (the "Plan")

4.2* Form of Incentive Stock Option Agreement and Grant pursuant to the Plan (incorporated by reference to Exhibit 4.2 to Sonic's Registration Statement on Form S-8 (Registration No. 333-65447) filed October 8, 1998)

4.3 Form of Nonstatutory Stock Option Agreement and Grant pursuant to the Plan

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1             Consent of Deloitte & Touche LLP

23.2 Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)
---------------------------------
* Filed previously


Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                         [Signatures begin on next page]

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 18, 1999.

                                            Sonic Automotive, Inc.

                                    BY:    /s/ O. BRUTON SMITH
                                           -------------------------------------
                                           O. Bruton Smith
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Sonic Automotive, Inc., do hereby constitute and appoint Messrs. O. Bruton Smith, Bryan Scott Smith, and Theodore M. Wright, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things any of them may deem necessary or advisable to enable Sonic Automotive, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                       Title                                          Date
                 ---------                                       -----                                          ----

/s/ O. BRUTON SMITH                   Chief Executive Officer (principle executive officer) and        June 18, 1999
---------------------------------     Chairman
O. Bruton Smith

/s/ B. SCOTT SMITH                    President, Chief Operating Officer and Director
---------------------------------
B. Scott Smith

/s/ THEODORE M. WRIGHT                Chief Financial Officer, Vice President-Finance, Treasurer,      June 18, 1999
---------------------------------     Secretary (Principle Financial and Accounting Officer) and
Theodore M. Wright                    Director

/s/ DENNIS D. HIGGINBOTHAM            President -- Retail Operations and Director                      June 18, 1999
---------------------------------
Dennis D. Higginbotham

/s/ JEFFREY C. RACHOR                 Vice President of Retail Operations and Director                 June 18, 1999
---------------------------------
Jeffrey C. Rachor

/s/ WILLIAM R. BROOKS                 Director                                                         June 18, 1999
---------------------------------
William R. Brooks

/s/ WILLIAM P. BENTON                 Director                                                         June 18, 1999
---------------------------------
William P. Benton

/s/ WILLIAM I. BELK                   Director                                                         June 18, 1999
---------------------------------
William I. Belk


                                INDEX TO EXHIBITS


Exhibit               Description
Number

4.1 Sonic Automotive, Inc. 1997 Stock Option Plan Amended and Restated as of June 8, 1999 (the "Plan")

4.2* Form of Incentive Stock Option Agreement and Grant pursuant to the Plan (incorporated by reference to Exhibit
                      4.2 to Sonic's Registration Statement on Form S-8 (Registration No. 333-65447) filed October 8, 1998)

4.3 Form of Nonstatutory Stock Option Agreement and Grant pursuant to the Plan

5.1                   Opinion of Parker, Poe, Adams & Bernstein L.L.P.
                      regarding the legality of securities registered

23.1                  Consent of Deloitte & Touche LLP

23.2                  Consent of Parker, Poe, Adams & Bernstein L.L.P.
                      (included in Exhibit 5.1 to this Registration Statement)
--------------
*Filed previously